SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                October 13, 2005


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
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[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEMS 5.02(c) and 5.02(d)  APPOINTMENT OF A PRINCIPAL OFFICER AND
                           ELECTION OF A NEW DIRECTOR.

     On October 11, 2005, the Board of Directors of The Procter & Gamble Company (the "Company") approved a resolution appointing James M. Kilts as Vice Chairman of the Board-Gillette, effective October 11, 2005.

     During the previous five years, Mr. Kilts was the Chairman of the Board (January 2001-October 2005), Chief Executive Officer (February 2001-October
2005) and President (November 2003-October 2005) of The Gillette Company, and President and Chief Executive Officer, Nabisco Group Holdings Corporation (December 1999-December 2000).

     Mr. Kilts, 57, is a member of several community and corporate boards, including the Board of Directors of MetLife Inc., the National Association of Manufacturers, and The New York Times Company. Mr. Kilts also serves on Citigroup's International Advisory Board.

     On October 1, 2005, the merger between the Company and The Gillette Company became effective, pursuant to which The Gillette Company became a wholly-owned subsidiary of the Company. As a result of that transaction, the Company holds an employment agreement with Mr. Kilts. The material terms of that employment agreement and a description of Mr. Kilts' interests in that transaction are set forth on pages I-65 through I-68 of the Company's registration statement on Form S-4/A, which was filed with the Securities and Exchange Commission on May 26, 2005 (Registration No. 333-123309). The information on the referenced pages, up to but not including the section entitled "Employment Agreements with Other Key Employees," is incorporated herein by reference.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY

                                       /S/ STEVEN W. JEMISON
                                       -------------------------------------
                                       Steven W. Jemison, Secretary and
                                       Associate General Counsel
                                       October 13, 2005